Exhibit 10.11

AMENDMENT NUMBER NINE AND FORBEARANCE AGREEMENT

This Amendment Number Nine and Forbearance Agreement (“Agreement”) is entered into as of July 31, 2015, by and among WELLS FARGO CAPITAL FINANCE, LLC., a Delaware limited liability company as agent for the Lenders set forth in the signature pages of this Amendment and the Lenders (in such capacity, “Agent”) on the one hand, and DAEGIS INC., a Delaware corporation (“Borrower”), and each of the guarantors identified in the signature pages to this Agreement (together with Parent, each a Guarantor and collectively, the “Guarantors”), on the other hand, in light of the following:

A. Borrower, Agent and the financial institutions party thereto (the “Lenders”) have previously entered into that certain Credit Agreement, dated as of June 30, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.

B. Each of the Guarantors has executed a separate guaranty (each, a “Guaranty” and collectively, the “Guarantees”) pursuant to which the applicable Guarantor has guaranteed the obligations of Borrower under the Credit Agreement.

C. The Borrower acknowledges that Events of Default under Section 8.2(a)(iii) of the Credit Agreement occurred as of July 31, 2015, which is the end of Borrower’s current fiscal quarter, as a result of Borrower’s violation of Sections 7(a) and (c) of the Credit Agreement due to its failure to comply with the Minimum TTM EBITDA and Fixed Charge Coverage Ratio (the “Existing Defaults”).

D. Borrower has requested that effective as of July 31, 2015, Agent and each Lender forbear from exercising certain of their rights and remedies as a result of the Existing Defaults.

E. Agent and each Lender are willing to agree to the Forbearance (as such term is defined herein) on the terms and conditions herein.

F. In addition, Borrower, Agent and Lenders desire to amend the Credit Agreement as provided for and on the conditions set forth in Section 4.2 herein.

NOW, THEREFORE, Borrowers, Guarantors, Agent and Lenders hereby agree covenant and warrant as follows:

SECTION 1. DEFINITIONS

1.1 Interpretation. All capitalized terms used herein (including in the Preamble and the Recitals hereto) shall have the respective meanings assigned thereto in the Credit Agreement unless otherwise defined herein.

1.2 Definitions.

(a) “Agent” shall have the meaning ascribed to such term in the Preamble of this Agreement.

(b) “Agreement” shall have the meaning ascribed to such term in the Preamble of this Agreement.

(c) “Borrower” shall have the meaning ascribed to such term in the Preamble of this Agreement.

(d) “Claim(s)” shall have the meaning(s) ascribed to such term(s) in Section 4.3(a) of this Agreement.

(e) “Credit Agreement” shall have the meaning ascribed to such term in the Recitals of this Agreement.

(f) “Existing Defaults” shall have the meaning ascribed to such term in the Recitals of this Agreement.

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(g) “Expiration Date” shall mean November 30, 2015.

(h) “Forbearance” shall mean Agent and each Lender’s agreement to forbear from exercising their rights and remedies under the Loan Documents or applicable law with respect to the Collateral or against Borrower or any Guarantor during the Forbearance Period, subject to the terms, conditions, amendments and modifications set forth in this Agreement with respect to the Existing Defaults.

(i) “Forbearance Effective Date” shall mean the date upon which all Lenders shall have executed this Agreement.

(j) “Forbearance Period” shall mean the period commencing on the Forbearance Effective Date and ending on the Forbearance Termination Date.

(k) “Forbearance Termination Date” shall mean the earliest of:

(i) the occurrence or existence of any Event of Default under any of the Loan Documents other than the Existing Defaults;

(ii) the occurrence or existence of a breach by any Borrower or default of any condition, covenant, term, or provision of this Agreement, in each case, beyond any applicable notice, grace or cure period;

(iii) the date all Obligations are satisfied in cash, in full; or

(iv) the Expiration Date.

(l) “Guarantor” and “Guarantors” shall have the meaning(s) ascribed to such term(s) in the Preamble of this Agreement.

(m) “Lender(s)” shall have the meaning(s) ascribed to such term(s) in the Preamble of this Agreement.

(n) “Loan Documents” shall mean, collectively and each individually, the “Loan Documents” as defined in the Credit Agreement, and this Agreement, and any and all agreements and documents in connection therewith, each and all as amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

(o) “Releasee(s)” shall have the meaning(s) ascribed to such term(s) in Section 4.3(a) of this Agreement.

(p) “Releasor(s)” shall have the meaning(s) ascribed to such term(s) in Section 4.3(a) of this Agreement.

SECTION 2. ACKNOWLEDGMENTS

2.1 Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that all Obligations, including the principal indebtedness, interest at the non-default or the default rate (as applicable), and fees, costs, expenses and other charges now or hereafter payable by Borrower to Agent and Lenders pursuant to the Loan Documents, are unconditionally owing by Borrower to Agent and Lenders, pursuant to the terms of the Loan Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever. Borrower hereby acknowledges, confirms and agrees that the Obligations are the amount of principal and interest of $10,113,958.31 as of July 24, 2015, plus additional expenses, fees and other charges due and chargeable under the Loan Documents that have accrued as of that date. Subject to the Forbearance provided in Section 3.2 of this Agreement, Borrower hereby acknowledges and agrees that Agent and Lenders have the present right to declare the Obligations to be immediately due and payable under the terms of the Loan Documents and to exercise their rights and remedies thereunder (including the imposition of the default rate of interest set forth in Section 2.6(c) retroactively to the date the Existing Defaults occurred).

2.2 Acknowledgment of Security Interests. Borrower and each Guarantor hereby acknowledges, confirms and agrees that Agent, for the benefit of the Lenders, has and shall continue to have valid, enforceable, perfected and unavoidable first-priority liens upon and security interests in the Collateral.

2.3 Acknowledgment of Loan Documents. Borrower and each Guarantor hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered to Agent and Lenders by Borrower or such Guarantor, as applicable, and each is in full force and effect as of the date hereof; (b) the agreements and obligations of Borrower and each Guarantor contained in the Loan Documents and in this Agreement constitute the legal, valid and binding obligations of Borrower and each Guarantor, enforceable against it in accordance with their respective terms, and neither Borrower nor any Guarantor has, as of the date hereof, a valid defense to the enforcement of the Loan Documents and this Agreement; and (c) Agent and each Lender is and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.

2.4 Acknowledgment of Defaults. Borrower and each Guarantor hereby acknowledges, confirms and agrees that the Existing Defaults have occurred as of July 31, 2015 and shall be continuing thereafter unless waived in accordance with the Loan Documents, each of which constitutes an Event of Default and, subject to Section 3.2 of this Agreement, entitles Agent and each Lender to exercise its rights and remedies under the Loan Documents, applicable law or otherwise, and that Agent and Lenders have not, as of the date hereof, waived such Existing Defaults and nothing contained in this Agreement or the transactions contemplated hereby constitute such a waiver. Borrower and each Guarantor hereby waive the right to contest the occurrence, existence, accuracy or materiality of the Existing Defaults.

SECTION 3. FORBEARANCE AND RESERVATION OF RIGHTS

3.1 Conditions. The Forbearance, and Lenders’ and Agent’s obligations under this Agreement, are subject to the fulfillment to the Agent’s satisfaction of all of the following conditions:

(a) Agent shall have received a duly executed copy of this Agreement.

(b) Agent shall have earned a forbearance fee in the amount of $65,000, which fee shall be paid upon the earlier to occur of (i) payment in full of the obligations under the Loan Documents or (ii) the Forbearance Expiration Date.

3.2 Forbearance.

(a) In reliance upon the representations, warranties and covenants of Borrower and each Guarantor in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Agent and each Lender agree to the Forbearance.

(b) Upon the Forbearance Termination Date, the Forbearance and the agreement of Agent and each Lender to forbear pursuant to this Agreement shall terminate automatically and without any further action or notice, it being expressly agreed that the effect of such termination or expiration permits Agent and each Lender to immediately exercise any and all rights and remedies available to it, including without limitation ceasing to make any further advances or financial accommodations to or for the benefit of Borrower, accelerating the Obligations, and exercising rights with respect to and foreclosing upon the Collateral, at Agent’s and Lenders’ sole and absolute discretion.

3.3 No Waivers; Reservation of Rights.

(a) Agent and each Lender have not waived, and by this Agreement, are not waiving, the Existing Defaults or any other Events of Default or Defaults that may exist or be continuing on the date hereof or that may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and Agent and each Lender have not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults to the extent expressly set forth herein) that may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

(b) Subject to Section 3.2 of this Agreement (solely with respect to the Existing Defaults), Agent and each Lender reserves the right, in their discretion, to exercise any or all of their rights and remedies under the Loan Documents as a result of any Events of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and Agent and each Lender have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

SECTION 4. AMENDMENTS, AGREEMENTS AND SUPPLEMENTARY PROVISIONS

4.1 One Time Waiver of Excess Cash Flow Payment. Borrower has requested that the Lender Group waive the excess cash flow prepayment due in respect of the fiscal year ended April 30, 2015 pursuant to the terms set forth in Section 2.4(e)(vi) of the Credit Agreement (the “2015 Excess Cash Flow Prepayment”). Notwithstanding anything to the contrary in the Credit Agreement, the Lender Group hereby agrees to waive the 2015 Excess Cash Flow Prepayment.

4.2 Amendments Section 7(a) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

(a) Minimum TTM EBITDA. Achieve TTM EBITDA, measured on a quarter-end basis (on a monthly basis with respect to the period commencing on the month ending June 30, 2015 through and including October 31, 2015), of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$1,350,000	For the 12 month period ending June 30, 2015
$5,500,000	For the 12 month period ending July 31, 2015
$900,000	For the 12 month period ending August 31, 2015
$550,000	For the 12 month period ending September 30, 2015
$360,000	For the 12 month period ending October 31, 2015
$5,500,000	For the 12 month period ending November 30, 2015 and on the last day of each fiscal quarter thereafter

(b) Section 7(b) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

(d) Qualified Cash. Maintain Qualified Cash at all times, measured on a weekly basis (on the Monday of each week for the Immediately preceding week), of at least $2,300,000.

(c) Section 7(d) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

(d) Minimum Recurring Revenues. Maintain Recurring Revenues, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$13,200,000	For the 12 month period ending June 30, 2015
$13,100,000	For the 12 month period ending July 31, 2015
$13,000,000	For the 12 month period ending August 31, 2015 and for each 12 month period ending as of the end of each month thereafter

4.3 Release.

(a) In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and each Guarantor, on behalf of itself and its successors, assigns and other legal representatives (Borrower and each Guarantor and all such other persons being hereinafter referred to collectively as “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent and each Lender and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto.

(b) It is the intention of Borrower and each Guarantor that this Agreement and the release set forth above shall constitute a full and final accord and satisfaction of all claims that may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, Borrower and each Guarantor, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Agreement and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Borrower, on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Borrower and each Guarantor, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and Borrower and each Guarantor, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.

(c) Borrower and each Guarantor, understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(d) Borrower and each Guarantor, agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

4.4 Covenant Not to Sue. Borrower and each Guarantor, on behalf of itself, each Releasor and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower or any Guarantor, pursuant to Section 4.3(a) above. If Borrower or any Guarantor, or any of their successors, assigns or other legal representations violates the foregoing covenant, Borrower and each Guarantor, for itself and each other Releasor, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWERS

Borrower and each Guarantor, hereby represents, warrants and covenants to Agent and each Lender as follows:

5.1 Representations in Loan Documents. Borrower and each Guarantor, reaffirm the terms and conditions of the Loan Documents. The representations, warranties and covenants in the Credit Agreement are true and correct in all material respects as of the Forbearance Effective Date (except for those specifically related to an earlier date).

5.2 Binding Effect of Documents. This Agreement and the Loan Documents have been duly executed and delivered to Agent and Lenders by Borrower and each Guarantor, and are in full force and effect, as modified hereby.

5.3 No Conflict. The execution, delivery and performance of this Agreement by Borrower and each Guarantor, will not violate any requirement of law or material contractual obligation of Borrower or any Guarantor and will not result in, or require, the creation or imposition of any lien on any of their properties or revenues.

5.4 Other Events of Default. The parties hereto acknowledge, confirm and agree that any misrepresentation herein by Borrower or any Guarantor, or any failure of Borrower or any Guarantor to comply with the covenants, conditions and agreements of this Agreement beyond any applicable notice, grace or cure periods shall constitute an Event of Default.

SECTION 6. PROVISIONS OF GENERAL APPLICATION

6.1 Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall control.

6.2 Effectiveness. This Agreement shall become effective upon execution by the Lenders and fulfillment of the conditions set forth in Section 3.1.

6.3 Loan Documents in Full Force and Effect. Except as specifically amended hereby, all of the terms and conditions of the Loan Documents shall remain in full force and effect. All references to any Loan Document in any other document or instrument shall be deemed to mean such Loan Document as modified by this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lending Party under any Loan Document, nor constitute a waiver of any provision contained therein. The parties hereto agree to be bound by the terms and obligations of the Loan Documents, as modified by this Agreement, as though the terms and obligations of this Agreement were set forth in the Loan Documents.

6.4 Costs and Expenses. Borrower absolutely and unconditionally agrees to pay Agent and any Lender, on demand by Agent or such Lender, at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: (i) all reasonable fees, costs and expenses of counsel to Agent or each Lender in connection with this Agreement, any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby and the Loan Documents; and (ii) all reasonable fees, costs and expenses which shall at any time be incurred or sustained by Agent or any Lender or any of their respective directors, officers, employees or agents as a consequence of or in any way in connection with this Agreement, any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby and the Loan Documents. It being understood that the foregoing sentence shall not in any way limit or negate any other Borrower’s liability for all such fees, costs and expenses under the terms and conditions set forth in the Loan Documents. This provision is in addition to, and is not intended to restrict, limit, modify or amend any provision relating to fees, costs and expenses incurred by Agent or any Lender as provided in any Loan Document or any obligation of a Borrower relating thereto.

6.5 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

6.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and each Lender to rely upon them.

6.8 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

6.9 Reviewed by Attorneys. Borrower and each Guarantor represents and warrants to Agent and each Lender that it: (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement; (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and document executed in connection herewith with, such attorneys and other persons as Borrower or any Guarantor may wish; and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

6.10 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 6.10(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM"). BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES AND THE STATE OF CALIFORNIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING BANK, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(f) IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE "COURT") BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN CLAUSE (C) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(ii) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE'S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v) THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

(vi) THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE'S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii) THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

6.11 Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BORROWER:

DAEGIS INC.,
a Delaware corporation

By:	/s/ Susan K. Conner
Name:	Susan K. Conner
Title:	Chief Financial Officer

GUARANTORS:

UNIFY INTERNATIONAL (US) CORPORATION,
a Delaware corporation

By:	/s/ Susan K. Conner
Name:	Susan K. Conner
Title:	Chief Financial Officer

AXS-ONE INC.,
a Delaware corporation

By:	/s/ Susan K. Conner
Name:	Susan K. Conner
Title:	Secretary and Treasurer

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company,
as Agent and the sole Lender

By:	/s/ Chris Parker
Name:	Chris Parker
Title:	Director